PHYSICIAN EMPLOYMENT AGREEMENT

     THIS PHYSICIAN EMPLOYMENT AGREEMENT (the "Agreement") dated as of March 4, 1998 (the "Execution Date"), is entered into by and between MICHAEL CAVENEE, M.D., P.A., a Texas professional association and its successors and assigns ("MCPA"), and MICHAEL R. CAVENEE, M.D., (the "Physician" or "Dr.
Cavenee").

                             PRELIMINARY STATEMENTS

     One day after the execution and delivery of this Agreement, MCPA, Michael Cavenee, M.D., P.A., also a Texas professional association ("KTPA", collectively with MCPA, the "Company"); each of the shareholders of the Company, and Sheridan Healthcorp, Inc., a Florida corporation ("Sheridan") have executed and delivered a Management Services Agreement (the "MSA") pursuant to which Sheridan will manage all of the business of the Company except the provision of medical services. Capitalized terms not defined in this Agreement have the meaning given to them in the MSA.

     MCPA desires to employ the Physician and the Physician desires to be employed with MCPA, on the terms and subject to the conditions contained in this Agreement.

     In consideration of the parties' promises and mutual covenants in this Agreement, MCPA and the Physician agree as follows:

                                   AGREEMENT

     1. Employment. As of the Commencement Date, MCPA employs the Physician and the Physician accepts the employment upon this Agreement's terms and conditions.

     2. Term of Employment. Unless terminated earlier under the provisions of this Agreement, the initial term of employment of the Physician shall be for a period of five (5) years (the "Initial Term"), commencing on March 5, 1998, (the "Commencement Date") and expiring on March 4, 2003 (the "Expiration Date"). Unless terminated earlier under the provisions of this Agreement, and provided that both (i) the Physician shall be less than sixty five (65) years of age on the Expiration Date of the Initial Term, or a Renewal Term (as defined below); and, (ii) the Company has met the Earnings Threshold (as defined below), then the Physician may elect, in his or her sole discretion, to extend the Initial Term or a Renewal Term for an additional period of three (3) years (a "Renewal Term") by sending a written notice (a "Renewal Notice") to MCPA at least One Hundred Eighty (180) days prior to the expiration of the Initial Term or Renewal Term then in effect, as the case may be. Any Renewal Terms shall be upon the same terms and conditions as contained in this Agreement, except where otherwise specified in this Agreement or by the parties in writing. Unless terminated earlier under the provisions of this Agreement, this Agreement shall terminate upon the Expiration Date of the Initial Term or Renewal Term then in effect (i) if the Physician elects not to extend the term of the Agreement by timely sending MCPA a Renewal Notice; (ii) if the Physician is older than sixty five
(65) years of age on the Expiration Date of the Initial Term or a Renewal Term, as the case may be; or (iii) in MCPA's sole discretion, if the Company has not met the Earnings Threshold as of the date the Renewal Notice is received. For purposes of this Agreement, any references to the "Term" of the Agreement shall be to the Initial Term and any Renewal Terms then in effect.

     For purposes of this Agreement, a Contract Year shall be defined as the twelve (12) month period commencing on the Commencement Date of this Agreement (or on its anniversary in subsequent years) and ending on the day before the anniversary of the Commencement Date. During the term of the MSA, the Earnings Threshold shall be met when the aggregate amount of all monthly Management Fees paid to Sheridan pursuant to Article IV of the MSA during each Contract Year of the Initial Term or Renewal Term then in effect is equal to at least Two Million Five Hundred Twenty Five Thousand Dollars ($2,525,000.00) (the "Base Amount"). In the event that the MSA is terminated for any reason, the Earnings Threshold shall be met if the net earnings of the Company for the most recent four (4) quarters for which financial information is available on the expiration date of the Initial Term or Renewal Term then in effect (after payment of any physician base compensation pursuant to Section 3(a)(i) of this Agreement or pursuant to any other written arrangement with any other physician employee of the Company, but before payment of any Incentive Compensation pursuant to Section 3(a)(iii) of this Agreement or pursuant to any other written arrangement with any other physician employee of the Company) is at least equal to the Base Amount.

     3. Compensation. During the Term, the Physician shall be compensated as follows:

          (a)     Monetary Compensation.

               (i) Base Compensation. Provided that this Agreement has not been terminated, MCPA shall pay to the Physician as compensation for the performance of his or her duties under this Agreement, base compensation (the "Base Compensation") at an annual rate of Two Hundred Thousand Dollars ($200,000.00) during the Initial Term and any Renewal Terms (or the pro rata portion thereof for periods less than a full Contract Year).

                    The Physician shall be paid Base Compensation bi-weekly in substantially equal installments, or at more frequent intervals as MCPA may determine, subject to all applicable withholdings, set offs, and taxes.

               (ii) Incentive Compensation during the Term of the MSA. Provided that this Agreement has not been terminated, during each Contract Year of the Term, and provided the MSA has not been terminated, to the extent permitted by law, MCPA shall pay to the Physician incentive compensation (the "Incentive Compensation") in an amount equal to the Physician's Share (as defined below) of any amounts paid to the Company pursuant to Sections 4.1(d) and 4.1(e) of the MSA. The Physician's Share shall be equal to the percentage set forth opposite the Physician's name on Schedule 3(a)(ii) attached to this Agreement, as amended by written agreement of the parties from time to time.

               (iii) Incentive Compensation upon termination of the MSA. Provided that this Agreement has not been terminated, upon termination of the MSA and to the extent permitted by law, at the end of each Contract Year, MCPA shall pay to the Physician as Incentive Compensation an amount equal to the Physician's Share of the Additional Compensation Amount (as defined below), if any, and Physician's Share of the Excess Net Earnings (as defined below), if any. For purposes of this Agreement, the Additional Compensation Amount shall be equal to the Net Earnings (as defined below) which are above the Base Amount, up to a maximum of Two Hundred Thirty Thousand Dollars ($230,000.00) For purposes of this Agreement, Excess Net Earnings for any Contract Year shall be equal to Forty percent (40%) of the Net Earnings (as defined below) which are above the Base Amount after payment of any Additional Compensation Amount. Net Earnings means the net earnings of the Company for the most recent four (4) quarters for which financial information is available at the expiration date of a Contract Year as calculated by Sheridan according to generally accepted accounting principles applied on a consistent basis as provided by the FASB, after payment of any base compensation, but before payment of any incentive compensation to the Physician or any shareholders or physician employees of the Company.

                    Any Incentive Compensation payable pursuant to this Agreement shall be paid to the Physician within ninety (90) days of the end of each Contract Year, or as soon as reasonable practicable thereafter, subject to all applicable withholds, set offs and taxes. In the event this Agreement is terminated during a Contract Year, the Physician shall receive the pro rata portion of his or her Incentive Compensation attributable to the portion of the Contract Year during which the Physician provided services to MCPA.

          (b) Physician Benefit Plans. During the Term, the Physician shall be entitled to participate in or benefit from the benefit plans and policies that are afforded to other similarly situated MCPA or physician employees. MCPA retains the right to terminate or alter in its sole and absolute discretion, any benefit plans or policies from time to time subject to the terms of the MSA.

          (c) Vacation and Sick Days. The Physician shall accrue five (5) weeks paid vacation time during each twelve (12) month calendar year or a pro rata amount for periods less than a full calendar year. The Physician shall also accrue six (6) paid sick days during each calendar year or a pro rata amount for periods less than a full calendar year. Vacation and sick days shall be used within the calendar year, and vacation days shall only be used at the times and intervals mutually agreed upon between Physician and MCPA. The Physician shall not be entitled to any additional compensation for unused vacation and sick days. Additionally, any time spent by Physician on (i) religious holidays; or
(ii) education, through the attendance of lectures, seminars or other educational activities, at a time when Physician would otherwise be required to provide services to MCPA shall be considered vacation time. Physician is expected to use his or her vacation time for fulfillment of all of his or her CME requirements.

          (d) Licenses, Staff, Association and Society Fees. During the Term, MCPA shall pay Physician's applicable hospital medical staff fees and professional license fees which enable Physician to fulfill his or her obligations under this Agreement. During the Term, MCPA shall pay up to One Thousand Five Hundred Dollars ($1,500.00) per calendar year of professional association and societies dues and membership fees selected by the Physician.

          (e) Professional Liability Insurance. During the Term, the following will apply:

               (i) MCPA shall insure, at its cost, the Physician under MCPA's current professional liability policy ("Physicians' Insurance") in the amount of $1,000,000.00 for each claim and $3,000,000.00 annual aggregate limit and the costs for such insurance shall be borne by MCPA;

               (ii) in the event MCPA determines to provide professional liability insurance for the Physician from other than Physicians' Insurance, at its costs, MCPA agrees to provide coverage limits no less than as specified in subsection (i) above;

               (iii) subject to Section 3(e)(i) and 3(e)(vi), MCPA may, in its absolute sole discretion, at any time during the Term, cancel, continue, modify, change or substitute the malpractice insurance policy coverage for Physician and/or MCPA for Physician's provision of medical services while acting in the scope of his or her employment pursuant to the terms and conditions of this
Agreement  which  was  obtained  pursuant  to  MCPA's   obligations  under  this
Agreement;

                 (iv) Physician shall immediately execute and deliver, in strict accordance with MCPA's written instructions, all documents and instruments necessary to effectuate the provisions of this Section;

               (v) Physician agrees to act in full accordance with the terms and conditions of any and all malpractice insurance policies, copies of which shall be provided to the Physician; and,

               (vi) subject to Section 3(e)(i) and 3(e)(iii), MCPA will obtain a continuous claims made professional liability insurance policy to cover Physician pursuant to the terms of this Agreement. In the event Physician is no longer employed by MCPA, MCPA shall, at MCPA's expense, continue to cover Physician for medical malpractice claims arising out of his or her employment under this Agreement through the applicable statute of limitations by: (i) continuing the continuous claims made professional liability insurance policy;
(ii) purchasing a replacement continuous claims made professional liability insurance policy with retroactive coverage which does not create any lapse in coverage; or, (iii) purchasing appropriate tail coverage to meet its obligation under this subparagraph.

          (f) Withholdings. MCPA shall withhold from any compensation or other benefits payable under this Agreement, or arrange for the payment of, any federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          (g) Patient Referrals. The parties agree that the benefits and compensation paid to Physician under this Agreement are fair market value for services rendered and do not require, are not payment to induce nor are in an any way contingent upon, the referral of patients or any other arrangement for the provision of any item or service offered by MCPA. The parties to this Agreement agree that no payments made under this Agreement are made in return for or to induce any person to: (i) refer an individual to anyone for the furnishing or arranging for the furnishing of items or services for which payment may be made in whole or in part under Medicare or Medicaid; or, (ii) purchase, lease, order or arrange for or recommend purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part under Medicare or Medicaid.

     4.     Employment Duties.

          (a) The Physician agrees during his or her employment under this Agreement to: (i) provide medical services on behalf of MCPA as a duly licensed physician under the laws of the State of Texas; (ii) keep all records as are necessary and reasonably required by MCPA to assist MCPA in the proper administration and management of its business; and, (iii) perform any other duties and assignments relating to the business of MCPA, its Affiliates (as defined below) and subsidiaries, as MCPA's Board of Directors or its delegatees reasonably directs, provided further that those duties or assignments shall be reasonably related to the Physician's expertise and experience ((i), (ii) and (iii) shall be collectively, the "Physician Duties"). In all events the Physician's duties shall be reasonable and Physician shall not be required to breach any of his ethical responsibilities as defined in the American Medical Association's Code of Conduct. During the Term, the Physician shall, except during vacation periods, approved leaves and periods of illness, devote sufficient business time and attention to the performance of the Physician Duties under this Agreement and shall use his or her best efforts, skills and abilities to perform his or her duties in accordance with applicable laws which are brought to his or her attention by MCPA and to promote MCPA's best interests.

          (b) Call. The Physician agrees and acknowledges that his or her services may be necessary on evenings and weekends, and shall be available for weekday and weekend call in accordance with call policies and schedules as established by MCPA. Any call coverage involving physicians not employed by MCPA may only be arranged with the prior written consent of MCPA, after verification of the credentials, malpractice history and insurance coverages of the non-employee physicians who are proposed to be providing call coverage.

          (c) Access to Records. Upon written request, and to the extent required by Title 42 of the United States Code, Section 1395(x)(v)(1)(I), as amended, Physician agrees to make available to the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement, all documents and records necessary to certify the nature and extent of services provided by Physician under this Agreement.

          (d) Licensure and Certification. The Physician agrees as a condition of his or her employment under this Agreement to maintain all required state and governmental licenses, certifications and authorizations necessary to perform his or her obligations under this Agreement.

          (e) Activities. MCPA shall reimburse Physician for any expenses incurred by the Physician, which were reasonable business expenses, incurred in conformity with written MCPA policies and after submission of documentation regarding those expense as required by MCPA policies.

          (f) Medical Records. With respect to all services performed by Physician under this Agreement, the Physician agrees to complete all medical records with respect to patient care in accordance with the policies and procedures of MCPA and further agrees to complete in a timely manner, all forms and ancillary records which may be required by MCPA policy, third-party payors or others in connection with patient care.

          (g) Medical Staff Privileges. During the Term as requested by MCPA, Physician shall become a member of the medical staff and maintain other privileges (the "Privileges") at any hospital, ambulatory surgical center or other facility where MCPA provides medical services in the Dallas Metropolitan Area at the locations listed on Schedule 4 (g).

          (h) Non-Discrimination. The Physician agrees not to discriminate against patients because of race, color, sex, age, religion, payor or health status.

          (i) HMOs, IPAs, PPOs, and Employer Groups, Etc. For and on behalf of Physician, MCPA shall have the sole and exclusive right and authority to enter into contractual relationships with HMOs, IPAs, PPOs, and employer groups (collectively "Third Party Payor(s)"), or other managed care arrangements. Physician shall provide the same quality of care to all patients from these sources as is provided to other patients of MCPA. Upon request from MCPA, Physician shall execute all Third Party Payor documents as "provider" if deemed necessary or advisable by MCPA. Physician shall not contract with any Third Party Payors without MCPA's prior written consent in each instance.

          (j)     Miscellaneous.

               (i) The Physician further agrees and acknowledges that he or she shall comply with and follow all reasonable written policies, standards, rules and regulations established by MCPA from time to time in performing the Physician Duties under this Agreement which are provided to the Physician, and agrees to be bound by and comply with the terms and conditions of other agreements to which MCPA is a party to, or to which it may become a party to, with hospitals, ambulatory surgical centers, insurance companies, third party payors and other providers of medical services in connection with the provision of medical services.

               (ii) Except as provided in Schedule 4(j)(ii), the Physician shall not, during his or her employment under this Agreement, render medical services (except for non-compensated good samaritan emergencies), or expert witness testimony or legal medical consulting services or any other related services, for any other person or entity as an employee, agent, independent contractor or otherwise .

               (iii) Without MCPA's prior written consent exercisable in its reasonable discretion, the Physician shall not, during his or her employment under this Agreement, devote any time to or engage in any self-employment or employment activities . Notwithstanding the preceding sentence, as long as the foregoing does not interfere with Physician's provision of services under this Agreement, Physician may lecture, teach and publish without obtaining MCPA's consent, which shall not be unreasonably withheld.

               (iv) The Physician shall immediately notify MCPA of any and all incidents, unfavorable occurrences, notices or claims made arising out of his or her services under this Agreement as soon as he or she becomes aware of this information and shall cooperate in any investigation and in the defense of any incidents, unfavorable occurrences, notices and claims.

               (v) The Physician agrees to be bound by and comply with the terms and conditions of the MSA, applicable to Physician.

     5.     Duty to Account.

          (a) Except as otherwise permitted by the terms of this Agreement, Physician shall assign, account, and pay to MCPA all accounts receivable, compensation and any other form of remuneration due from or paid by any source other than MCPA attributable to (i) services he or she has rendered on behalf of MCPA under this Agreement; (ii) services he or she has rendered during the Term in violation of the terms of this Agreement including without limitation, a violation of Sections 4 and 8; or (iii) sums which come into his or her possession which are attributable to the services of other employees of MCPA, including, but not limited to, fees for medical services, teaching, lecturing, consulting, research, court testimony and publication of articles of a professional nature (the accounts receivable, compensation and other remuneration attributable to services described in (i), (ii) and (iii) are collectively the "MCPA Receivables"). Physician appoints MCPA as his or her attorney in fact to execute, deliver and/or endorse checks, applications for payments, insurance claim forms or other instruments or documents, convenient or required in the exclusive discretion of MCPA to fully collect, secure and realize all MCPA Receivables and other sums due with respect to services provided under this Agreement. This power of attorney is coupled with an interest, is irrevocable and shall survive the expiration or termination of this Agreement for a time period without limitation for all services rendered during the Term. Disability insurance benefits and medical expense reimbursements received by Physician pursuant to any formal plan of MCPA shall not be considered a MCPA Receivable for purposes of this Section.

          (b) All MCPA Receivables shall be the sole property of MCPA. In no event shall Physician be entitled to any portion of MCPA Receivables, or the proceeds from MCPA Receivables, during the Term or after the termination of this Agreement, whether or not MCPA Receivables may have been derived in any way from the performance of Physician pursuant to the terms of this Agreement.

     6. Representations and Warranties of Physician. The Physician represents and warrants to MCPA as follows:

          (a) Physician is a physician duly licensed to practice medicine under the laws of the State of Texas;

          (b) Physician has to the best of his knowledge complied with all laws, rules and regulations relating to the practice of medicine and is able to enter into and perform all duties under this Agreement;

          (c) except for the Related Documents, Physician is not a party to or bound by any other agreement or commitment, or subject to any restriction or agreement related to previous employment or consultation containing confidentiality or non-compete covenants or other relevant restrictions which may have a possible present or future adverse affect on MCPA or the Physician in the performance of his or her duties under this Agreement;

          (d) except as disclosed on Schedule 6(d), Physician has never: (i) had his or her professional license, Drug Enforcement Agency number, Medicare or Medicaid provider status or staff privileges at any hospital or medical facility suspended, relinquished, terminated or revoked; (ii) been reprimanded, sanctioned or disciplined by any licensing board or any federal, state or local society or agency, governmental body, hospital, third party payor or specialty board; or, (iii) had a final judgment or settlement without judgment entered against him or her in connection with a malpractice or similar action;

          (e) to the best of his or her knowledge, Physician is in good physical and mental health and does not suffer from any illness or disability which could prevent him or her from fulfilling his or her responsibilities under this Agreement; and

          (f) none of the representations or warranties made by Physician in this Agreement or in any resumes or curricula vitae submitted to MCPA or any Affiliate of MCPA, or in any insurance applications or any staff membership applications submitted to any third party in connection with this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements or provisions in this Agreement not misleading or incomplete.

          During the Term, the Physician agrees to immediately notify MCPA of any fact or circumstance which occurs or is discovered during the Term, which in itself or with the passage of time and/or the combination with other reasonably anticipated factors does render or will render any of these representations and warranties to be untrue.

     7.     Confidentiality.

          (a) Confidential  Information.  The Physician  acknowledges  that as a result of the Physician's employment with MCPA, the Physician has and will necessarily become informed of, and have access to, certain valuable and confidential information of MCPA, including, without limitation, trade secrets, technical information, plans, lists of patients, data, records, fee schedules, computer programs, manuals, processes, methods, scheduling, financial data, file schedules, intangible rights, contracts, agreements, licenses, personnel information and the identity of health care providers (collectively, the "Confidential Information"), and that the Confidential Information, even though it may be contributed, developed or acquired in whole or in part by the Physician, is MCPA's exclusive property to be held by the Physician in trust and solely for MCPA's benefit. Accordingly, except as required by law or for the performance of Physician's duties under this Agreement, the Physician shall not, at any time, either during or subsequent to the Term, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of MCPA exercisable in its sole and absolute discretion, except to officers and employees of MCPA and except for information which legally and legitimately is or becomes of general public knowledge from authorized sources other than the Physician.

          (b) Return of Confidential Information. Upon the termination of Physician's employment under this Agreement, the Physician shall promptly deliver to MCPA all MCPA property and possessions including, without limitation, all drawings, manuals, letters, notes, notebooks, reports, copies, deliverable Confidential Information and all other materials relating to MCPA's business which are in the Physician's possession or control.

     8. Non-Competition and Nonsolicitation. Physician acknowledges that as a result of Physician's employment with MCPA, Physician will become informed of and have access to the Confidential Information, the unauthorized use or disclosure of which would cause irreparable injury to MCPA. In consideration for access to the Confidential Information, the substantial compensation paid to Physician by MCPA, and the other benefits received by Physician hereunder, Physician agrees with MCPA as follows:

          (a) Definitions. As used in this Section 8, the following terms have the specified meanings:

               (i)  "Competing   Business"  means  any  business  that  provides
management services that are the same as or similar to those provided by the Management Company during the Initial Term and any Renewal Term.

               (ii) "Contracting Parties" means any and all facilities, including but not limited to hospitals, clinics, PHOs, PPOs, HMOs, integrated delivery systems, ambulatory centers, third party payors, managed care companies, and other parties or facilities that have contracted with or are serviced by MCPA or any of its Affiliates.
               (iii) "Management Company" means Sheridan Healthcorp, Inc., Sheridan Healthcare, Inc., and their respective Affiliates.

               (iv) "Restricted Area" means the area within twenty-five (25) miles of any location where Physician provided medical services during the twenty four (24) months immediately prior to the date of termination of Physician's employment with MCPA.

          (b) Noncompetition During Employment. Physician agrees that during Physician's employment with MCPA or any of its Affiliates, Physician shall not, either directly or indirectly, on Physician's own behalf or as an employee, employer, consultant, contractor, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, (i) provide medical services to or for any person or entity except in Physician's capacity as an employee of MCPA or an Affiliate of MCPA, or (ii) engage in a Competing Business.

          (c) Noncompetition After Employment. Physician agrees that for a period of two (2) years commencing on the date of the termination of Physician's employment with MCPA (whether by resignation, discharge, or otherwise), Physician shall not, either directly or indirectly, on Physician's own behalf or as an employee, employer, consultant, contractor, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, (i) provide medical services within the Restricted Area, or (ii) engage in a Competing Business within the State of Texas.

          (d) Termination of Medical Staff Privileges. Physician acknowledges that Privileges at the hospital or any other health care facilities to which he or she is assigned are predicated and contingent upon Physician's contractual relationship with the MCPA. If Physician's employment relationship with the MCPA is terminated for any reason whatsoever, the Privileges of Physician at the hospital or any other health care facilities to which he or she is assigned will terminate automatically and Physician shall immediately resign from, and surrender, all Privileges at the hospital or any other health care facilities to which he or she is assigned and Physician expressly waives any right to any challenge or review (under any fair hearing plan or otherwise) of the termination of his or her Privileges at the hospital or at those health care facilities and all claims of any kind whatsoever, including due process claims, he or she or his or her estate may have against the MCPA or any of its Affiliates and all other parties with respect to the termination of his or her Privileges; provided, however, that if concurrent with the termination of such membership or privileges under this Section, a hospital or medical staff takes action that is based on the quality of services rendered by Physician or that is reportable to the Texas State Board of Medical Examiners or the National Practitioner Data Bank, then nothing in this Section shall affect or limit any applicable hearing rights Physician may have regarding such action by the hospital or medical staff under the then current medical staff bylaws at the hospital or health care facility. The terms of this Agreement will take precedence over any inconsistent terms which may be found in the bylaws of the medical staff or of the hospital or any other health care facilities to which Physician is assigned, or in the MCPA's contract with any employees. Termination or resignation by Physician shall not, in and of itself, constitute a negative action reportable as staff membership revocation in future applications by Physician. Physician agrees that for a period of two (2) years commencing on the date of termination of Physician's employment with the MCPA, Physician shall not apply for or obtain Privileges at the hospital or any other health care facility to which he or she was assigned during the twenty four (24) months immediately prior to the date of termination of Physician's employment with the MCPA.

          (e) Nonsolicitation and Related Activities. Physician agrees that during Physician's employment with MCPA and for a period of two (2) years commencing on the date of the termination of Physician's employment with MCPA (whether by resignation, discharge, or otherwise), Physician shall not, either directly or indirectly:

               (i) induce or solicit, or attempt to induce or solicit, any of MCPA's patients to terminate, curtail or restrict their relationship with MCPA or any of its Affiliates;

               (ii) induce or solicit, or attempt to induce or solicit, any of MCPA's Contracting Parties to terminate, curtail or restrict their relationship with MCPA or any of its Affiliates;

               (iii) induce or solicit, or attempt to induce or solicit, any person employed or contracted by MCPA or any of its Affiliates to leave Physician's employment or not fulfill Physician's contractual responsibility, whether or not the employment or contracting is full-time or temporary, pursuant to a written or oral agreement, or for a determined period of time or at will; or

               (iv) assist others in taking any action described in clauses (i) through (iii) above.

          (f) Reasonableness of Restrictions. Physician acknowledges that the time, geographical scope, and scope of activity restrictions set forth in this Agreement are reasonable in scope and are necessary for the protection of the business and goodwill of MCPA. Physician expressly acknowledges and agrees that Physician's experience and abilities are such that Physician's compliance with the covenants and restrictive covenants contained herein will not cause Physician any undue hardship or unreasonably interfere with Physician's ability to earn a livelihood. Physician agrees that should any portion of the covenants in this Section 8 be unenforceable because of the scope thereof or the period covered thereby or otherwise, the covenants shall be deemed to be reduced and limited to enable them to be enforced to the extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

          (g) Independent Agreement. All of the covenants and provisions of this
Section 8 on the part of the Physician shall be construed as an agreement independent of any other agreement between MCPA and the Physician, and the existence of any claim or cause of action of the Physician against MCPA, whether predicated on any such other agreement or otherwise, shall not constitute a defense to the enforcement by MCPA of the covenants and provisions of this
Section 8; provided that notwithstanding anything contained in this Agreement, in the event that this Agreement is properly terminated for cause by the Physician pursuant to Section 10(c), then Sections 8(c) and (d) shall not apply and clause (iii) of Section 8(e) shall not apply except to the extent it applies to clauses (i), (ii) and (iv) of Section 8(e).


          Notwithstanding anything contained in this Agreement, in the event that MCPA materially breaches or materially fails to meet any material obligation under this Agreement (after MCPA has received at least thirty (30) days written notice of that material breach pursuant to Section 11(f) of this Agreement and MCPA has failed to remedy that breach within the thirty (30) day period), then Sections 8(b), (c) and (d) (except to the extent it applies to Sections 8(a), (e), (f) and (g)) shall not apply.

     9. Remedies. The Physician and MCPA each acknowledge that: (i) the services Physician will render under this Agreement are special and unique and cannot be replaced by MCPA; (ii) the event of a breach by the Physician of the provisions of Sections 4(c), 5, 7, 8, 10(d) or 11(a) will cause MCPA irreparable harm; and,
(iii) monetary damages in an action at law would not provide an adequate remedy in the event of a breach. Accordingly, the Physician agrees that, in addition to any other remedies (legal, equitable or otherwise) available to MCPA, MCPA may seek and obtain injunctive relief against the breach or threatened breach of the provisions of Sections 4(c), 5, 7, 8, 10(d) or 11(a) as well as all other rights and remedies available at law and equity. The existence of any claim or cause of action of Physician against MCPA or any of its Affiliates, whether arising out of this Agreement or otherwise, shall not constitute a defense to the enforcement by MCPA or any of its Affiliates of the provisions of these Sections. Nothing contained in this Section 9 shall be construed as prohibiting MCPA and all other injured parties from pursuing all other remedies available (if available) to them for a breach or threatened breach of the provisions of Sections 4(c), 5, 7, 8, 10(d) or 11(a), including the recovery of compensatory and punitive damages from Physician. Physician further acknowledges and agrees that the covenants contained in Sections 4(c), 5, 7, 8, 10(d) or 11(a) are necessary for the protection of MCPA's legitimate business and professional duties, ethical obligations and interests, and are reasonable in scope and content. These legitimate business interests include, without limitation, trade secrets (as defined under applicable Texas law); other valuable confidential business information that may not qualify as trade secrets, but as to which MCPA or any of its Affiliates has expended time and money in developing and as to which any of them holds confidential and proprietary, substantial business relationships with existing and prospective customers, clients and patients;

customer, client and patient goodwill associated with its ongoing business and evidenced by the various trademarks, trade names, service marks and trade dress used by MCPA or any of its Affiliates in connection with its business, and an expectation of continuing patronage from its existing customers, clients and patients; and the extraordinary and specialized training in managed care medicine which will be provided by MCPA to Physician during the Term. In the event of any breach or violation by Physician of any of the provisions of
Section 8, the running of the two-year period (but not MCPA's and any of the Physician's obligations thereunder) shall be tolled during the continuation of any breach or violation.

     10. Termination. Physician's employment under this Agreement may be terminated prior to the expiration of the Term described in Section 2, upon the occurrence of any of the following events:

          (a) Death. This Agreement will automatically terminate upon the death of the Physician. MCPA shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician's beneficiary or beneficiaries from and after the date of the Physician's death, other than as provided in Section 10(d).

          (b) Disability. To the extent permitted by law, this Agreement may be terminated at MCPA's option, exercisable in its absolute sole discretion, if the Physician shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" means the Physician's inability to perform his or her material duties under this Agreement, with or without a reasonable accommodation, for a period of any three (3) consecutive months due to illness, accident or any other physical or mental incapacity. Physician shall not be entitled to receive any compensation during any periods of absence caused by a permanent or temporary disability. MCPA shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination under this provision, other than as provided in Section 10(d).

          (c) Cause. This Agreement may be terminated for cause at MCPA's option, at any time upon delivery of written notice to the Physician. Cause shall mean, for purposes of this Agreement, the Physician's: (i) material breach of any material provision of this Agreement; (ii) willful refusal to perform an ethical (as defined by the AMA Code of Conduct) duty directed by MCPA's Board of Directors or a supervising officer, an executive of MCPA or any authorized delegatee, which is reasonably within the scope of the Physician's duties; (iii) misappropriation of assets or business opportunities of MCPA or any of its Affiliates for personal or non-MCPA use; (iv) commission of any misdemeanor involving moral turpitude and any felony; (v) commission of fraud, embezzlement, or breach of trust; (vi) revocation or suspension of Physician's license to practice medicine under the laws of the State of Texas for a time period greater than thirty days; (vii) failure or inability to competently and adequately perform his or her duties under this Agreement, as determined by MCPA's Board of Directors, exercisable in its sole discretion; (viii) breach of his or her obligations contained in Section 11(a) of this Agreement; (ix) loss, suspension, revocation or substantial curtailment of Physician's appointment to and/or privileges on the medical staff at any health care facility where Physician provides services under this Agreement (a "Health Care Facility"); (x) commission of a material act of professional misconduct; (xi) commission of acts that in any way materially jeopardize or damage the professional integrity, reputation or relationships of MCPA or any of its Affiliates; (xii) this section not used; (xiii) negligence, misfeasance or malfeasance in connection with performing or discharging Physician's obligations under this Agreement; or (xiv) being a primary basis for MCPA's or an Affiliate's inability to obtain adequate professional liability coverage in accordance with Section 3(e) of this Agreement. Prior to MCPA's termination of this Agreement for cause under Sections 10(c)(i) (except as provided below), 10(c)(vi) or 10(c)(vii), MCPA shall first have provided Physician with at least thirty (30) days prior written notice and Physician shall have not, within that thirty (30) days, remedied the basis of that termination to MCPA's reasonable satisfaction. No right of cure shall exist for MCPA's termination of this Agreement for cause under Sections 10(c)(ii), (iii), (iv), (v), (viii), (ix), (x), (xi), or (xiii).

               This Agreement may be terminated for cause at the Physician's option, for MCPA's failure to substantially perform its obligations to the Physician under this Agreement after MCPA has received at least thirty (30) days prior written notice of that substantial failure and MCPA has failed within that thirty (30) day period to remedy the substantial failure to the Physician's reasonable satisfaction.

               Neither MCPA nor its Affiliates shall have any further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination of the Agreement under this provision, other than as provided in Section 10(d).

          (d) Obligations.  In the event of a termination  under Sections 10(a),
(b) or (c), MCPA shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination, other than payments or benefits accrued and due and payable to Physician prior to the date of the termination. Physician shall, upon MCPA's request and promptly upon notice, vacate all premises, including all facilities serviced by MCPA. Physician shall return all of the property of MCPA and its Affiliates that is in his or her possession or control.

          (e) Medical Staff Privileges. Physician acknowledges and agrees that Physician's employment is expressly contingent upon Physician being granted appropriate continuous clinical privileges to provide services at the hospital or any other health care facilities to which he or she is assigned. If Physician is unable to receive or maintain those clinical privileges necessary to perform all material services of Physician under this Agreement at the hospital or other health care facilities for any reason whatsoever, whether or not those privileges are granted to other employees or contractors of the MCPA, Physician's employment under this Agreement shall be terminated.

     11.     Miscellaneous.

          (a) Substance Abuse Policy. It is MCPA's policy (the "Policy") that none of its employees shall use or abuse any controlled substances at any time or be under the influence of alcohol or be affected by the use of alcohol during the time period required to perform their duties and obligations under any employment agreements. Physician agrees to abide by the Policy described in Schedule A to this Agreement.

          (b) Survival. The provisions of Sections 4(c), 6, 7, 8, 9, 10(d) and 11 shall survive the expiration or termination of this Agreement for a time period without limitation.

          (c) Entire Agreement; Waiver. This Agreement contains the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties relating to this Agreement's subject matter. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions shall be binding unless in writing and signed by the party against whom it is sought to be enforced; provided however, that Physician's compensation may be increased at any time by MCPA without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations under this Agreement shall not be construed to be a waiver of any provisions by a party nor to in any way affect the validity of this Agreement or a party's right to enforce any provision of this Agreement, nor to preclude a party from taking any other action at any time which it would legally be entitled to take.

          (d) Mergers and Consolidation; Successors and Assigns. Physician shall not have the right to assign or delegate this personal service Agreement, or any of his or her rights or obligations under this Agreement, without MCPA's consent exercisable in its sole discretion. The preceding sentence shall not hinder the Physician's estate from being entitled to receive all accrued and unpaid compensation and benefits due to Physician at the time of his or her death. MCPA may freely assign and delegate all of its rights and duties under this Agreement. Additionally, the parties each agree that upon the sale of all or substantially all of the assets, business and goodwill of MCPA or all or substantially all of the stock of MCPA to another company or any other entity, or upon the merger or consolidation of MCPA with another company or any other entity, this Agreement shall inure to the benefit of, and be binding upon, both Physician and MCPA and any entity purchasing the assets, business, goodwill or stock, or surviving merger or consolidation.

          (e) Additional Acts. The Physician and MCPA each agrees to execute, acknowledge and deliver all further instruments, agreements or documents and do all further acts that are necessary or expedient to carry out this Agreement's intended purposes. Each party recognizes that time is of the essence with respect to each of their obligations in this Agreement. Each party agrees to act as soon as practicable in light of the particular circumstances and use their best efforts in as timely a fashion as possible to maximize the intended benefits of this Agreement.

          (f) Notices. Whenever any notice, demand or request is required or permitted under this Agreement, that notice, demand or request shall be either hand-delivered in person or sent by United States Mail, registered or certified, postage prepaid, or delivered via overnight courier to the addresses below or to any other address that either party may specify by notice to the other party.

Neither party shall be obligated to send more than one notice to the other party and no notice of a change of address shall be effective until received by the other party. A notice shall be deemed received upon hand delivery, two business days after posting in United States Mail or one business day after dispatch by overnight courier.

          To MCPA:              Michael R. Cavenee, M.D., P.A.
                                4651 Sheridan Street, Suite 400
                                Hollywood, Florida 33021
                         ATTN:  Jay A. Martus, Esq., General Counsel

          To the Physician:     Michael R. Cavenee, M.D.
                                5128 Corinthian Bay
                                Plano, Texas  75093

          With a copy to:       Jenkens & Gilchrist, a Professional Corporation
                                1445 Ross Avenue, Suite 3200
                                Dallas, Texas  75202
                          ATTN: Kenneth Gordon, Esq.

          (g) Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions of this Agreement. References in this Agreement to Sections are to the sections of this Agreement.

          (h) Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer or employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

          (i)   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (j) Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area which would cure the invalidity or unenforceability.

          (k) Governing Law. This Agreement is made and executed and shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts wholly negotiated, executed and performable in that state, without regard to its conflicts of laws principles.

          (l) No Third Party Beneficiaries. All obligations of MCPA under this Agreement are imposed solely and exclusively for the benefit of Physician, and no other person will have standing to enforce, be entitled to or be deemed to be the beneficiary of any of these obligations.

          (m) Litigation; Prevailing Party. In the event of any arbitration or litigation, including appeals, with regard to this Agreement, the prevailing party, as defined by the trier of fact, shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

          (n) Definition of Affiliates. The term "Affiliates" for purposes of this Agreement means an individual or entity (whether now existing or hereafter created) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another person or entity, and includes: (1) a spouse, parent, brother, sister, child, aunt, uncle, grandparent, niece, nephew, first cousin of an individual or an individual's spouse (a "Relative"); (2) an officer, director, trustee, employee, shareholder or partner of a person which is not a Relative of any such person; (3) a spouse of any Relative; and (4) any individual or entity controlled by, controlling or under common control with any individual or entity designated above. For purposes of the foregoing, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity or individual, whether through the ownership of voting securities, by contract, or otherwise.

          (o) Arbitration; Jury Trial. THE PARTIES SHALL USE GOOD FAITH NEGOTIATION TO RESOLVE ANY CONTROVERSY, DISPUTE OR DISAGREEMENT ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE BREACH OF THIS
AGREEMENT. IN THE EVENT THE PARTIES ARE UNABLE TO RESOLVE ANY DISPUTE OR CONTROVERSY BY NEGOTIATION, EITHER PARTY MAY SUBMIT SUCH DISPUTE TO BINDING ARBITRATION WHICH SHALL BE CONDUCTED IN DALLAS, TEXAS. THE BINDING ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF PROCEDURE FOR ARBITRATION OF

THE NATIONAL HEALTH LAWYERS ASSOCIATION ALTERNATIVE DISPUTE RESOLUTION SERVICE. JUDGMENT ON THE AWARD OR DECISION RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE TERMS OF THIS SECTION, IN THE EVENT OF ANY BREACH OR DISPUTE OF THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS FOR WHICH AN EQUITABLE REMEDY IS APPROPRIATE THE AGGRIEVED PARTY MAY SEEK AND OBTAIN RELIEF IN A COURT OF COMPETENT JURISDICTION TO AVAIL ITSELF OF THE EQUITABLE REMEDIES. IN THAT CASE SHOULD ANY PENDENT LEGAL CLAIMS ARISE, THOSE CLAIMS SHALL BE SUBMITTED TO BINDING ARBITRATION, HOWEVER IF THE COURT FAILS TO REMAND THOSE LEGAL CLAIMS TO ARBITRATION, THEN FOR THOSE LEGAL CLAIMS, THE PARTIES WAIVE ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

     Each of the parties have duly executed this Agreement as of the Execution Date.


                                            MCPA:


Date:                                       By:
      --------------------                      --------------------------------
                                                MICHAEL R. CAVENEE, M.D., P.A.,
                                                a Texas professional association



Date:                                       By:
      --------------------                      --------------------------------
                                                Michael R. Cavenee, M.D.
                                                President


                                            PHYSICIAN:

                                            MICHAEL R. CAVENEE, M.D.



Date:                                       By:
      --------------------                      --------------------------------
                                                Michael R.Cavenee, M.D.

                                   Schedule A

                           SUBSTANCE ABUSE POLICY OF

                          MICHAEL CAVENEE, M.D., P.A.


     PURPOSE AND SCOPE: Michael Cavenee, M.D., P.A. ( "MCPA"), disapproves of the use of any illegal substances and the abuse of legal drugs or alcohol by its employees or independent contractors.

     MCPA has a vital interest in maintaining safe, healthful and efficient working conditions for its employees and independent contractors. Being under the influence of a drug or alcohol on the job may pose serious safety and health risks not only to the user but to all those who work with the user. The use, possession, sale or distribution of drugs or alcohol in the Work Place (as defined below), while on MCPA business, or while using MCPA property may also pose unacceptable risks for safe, healthful and efficient operations.

     MCPA recognizes that its own health and future are dependent upon the physical and psychological health of its employees and independent contractors. Accordingly, it is the right and intent of MCPA to maintain a safe, healthful and efficient working environment for all of its employees and independent contractors and to protect MCPA property, equipment and operations.

     With these basic objectives in mind, MCPA has established this policy (the "Substance Abuse Policy") with regard to the use, possession, sale or distribution of drugs, inhalants and alcohol. This policy is intended to comply with the requirements for a substance abuse policy under the Texas Workers' Compensation Act and related rules promulgated by the Texas Workers' Compensation Commission.

     Prohibition of Substance Abuse: MCPA expressly prohibits the use, possession, sale or distribution of drugs, inhalants, or alcohol by its employees or independent contractors (each an "Individual") in the Work Place (as defined below) or while performing MCPA business, including but not limited to, the following:

          A. Alcohol: The use or being under the influence of alcohol while in the Work Place or while performing MCPA business is prohibited.

          B. Illegal Drugs: The use, being under the influence, possession, sale, purchase, distribution or transfer of an illegal drug while in the Work Place or while performing MCPA business is prohibited. The presence in any detectable amount of any illegal drug in an Individual while in the Work Place or while performing MCPA business is prohibited.

          C. Legal Drugs (Prescription Drugs): The use or being under the influence of any legally obtained drug while performing MCPA business or while in the Work Place is prohibited to the extent such use or influence may affect (i) the safety of the Individual, other employees or independent contractors, or members of the public, or (ii) the safe, efficient operation of MCPA's facilities and equipment.

     MCPA also prohibits the use or being under the influence of drugs, inhalants or alcohol by an Individual during non-work hours while using a MCPA vehicle or MCPA equipment since MCPA believes that such use could jeopardize the safety of the Individual, other employees or independent contractors, members of the public, and MCPA equipment.

     MCPA further prohibits the storage by an Individual of illegal drugs, inhalants or alcohol at the Work Place, whether in lockers, desks, vehicles or any other depository or in the Individual's personal effects (including without limitation purses, briefcases and vehicles).

     Definition of Work Place: For the purposes of this Substance Abuse Policy, the term "Work Place" refers to (i) all of MCPA's premises and facilities
(including without limitation offices, warehouses, parking lots, and recreational or rest areas), (ii) all of the work sites at which MCPA business is performed, whether or not MCPA owns, leases or has control over such work sites, (iii) all facilities at which MCPA's employees and independent contractors provide medical services on behalf of MCPA, (iv) all locations at which MCPA's employees are attending meetings concerning MCPA business, and (v) all automobiles, trucks, and other vehicles and equipment being used by MCPA's employees and independent contractors while on MCPA business, whether or not owned, leased or under the control of MCPA.

     Testing:   An  Individual  may  be  requested  to  undergo  a  blood  test, urinalysis, "breath analyzer" test, or other diagnostic test (each a "Test") under any of the following circumstances:

     1.     Prior to commencement of employment or engagement;

     2. After the occurrence of any work-related accident whether or not at the Work Place;

     3. When management of MCPA has reasonable suspicion that drugs, inhalants or alcohol are affecting job performance and/or conduct of an Individual in the Work Place;

     4.     Before returning to work following a leave of absence; or

     5. As part of a random sampling of employees and independent contractors.

     An Individual's refusal to submit immediately upon request to such a Test may result in disciplinary action up to and including termination of employment or engagement.

     The   results  of  any  Test  will  be   reported   to   management   level
representatives of MCPA on a need-to-know basis and will be kept confidential.

     Searches: To monitor compliance with this policy, MCPA reserves the right to conduct searches or inspections of an Individual's person or personal effects including, without limitation, purses, briefcases, and motor vehicles located on property of MCPA, as well as work areas and property of MCPA used by an Individual, including without limitation, lockers, desks, and offices, whether secured, unsecured, or secured by lock or locking device. An Individual's refusal to submit to a search on request may result in disciplinary action up to and including termination.

     Consequences For Violation: An Individual's violation of this Substance Abuse Policy can result in disciplinary action, up to and including termination of employment, even for a first offense. The decision to take disciplinary action is solely in the discretion of MCPA.

     Available Treatment Programs: MCPA does not provide any treatment programs, drug and alcohol abuse rehabilitation programs, or drug and alcohol abuse education programs. MCPA does provide health care benefits for its full-time employees which may cover some drug and/or alcohol abuse treatment or rehabilitation. For further information about the availability of and the requirements for participation in the programs, if any, covered by such health care insurance, please contact MCPA's current health care insurance carrier.

                             SUBSTANCE ABUSE POLICY
                           ACKNOWLEDGMENT AND CONSENT


     By my signature below, I acknowledge as follows:

     1.   I have received a copy of the attached Substance Abuse Policy of MCPA.

     2.   I have read and fully understand the attached Substance Abuse Policy.

     3.   I understand that if I violate the attached  Substance Abuse Policy it
          can   result in  disciplinary  action  against me, up to and including termination of employment or engagement, even for a first offense.

     4. I understand that, in order to provide a safe and healthy working environment, it is the policy of MCPA to conduct drug screening tests and other investigative exams.

     5. I understand that I am not compelled to consent to any search or test, but that if I do not consent, I will not be allowed to enter or to remain on MCPA's premises and I will be subject to disciplinary action, including termination of employment.

     6. I understand and consent to disclosure of the results of any drug screening test or investigative examination to management level representatives of MCPA on a need-to-know basis.

     7. With full knowledge of MCPA's Substance Abuse Policy, I hereby consent to the search and testing by MCPA or its agents for the purpose of enforcing the attached Substance Abuse Policy.

     8. I understand that compliance with the attached Substance Abuse Policy is a condition of employment. I understand that failure or refusal to cooperate fully, sign any required document, or submit to any inspection or test will be grounds for termination of employment.

     9.   I agree to abide by the attached Substance Abuse Policy.


WITNESS:                                EMPLOYEE:

                                        MICHAEL R. CAVENEE, M.D.



-----------------------------           -----------------------------------
Witness Signature                       Michael R. Cavenee, M.D.



                                Date:
-----------------------------           -----------------------------------
Printed Name of Witness


Date
     -------------------------